Exhibit 10.2

LOXO ONCOLOGY

NON-PLAN STOCK OPTION AGREEMENT

(INDUCEMENT STOCK OPTION AWARD)

This Stock Option Agreement (this “Agreement”) is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between Loxo Oncology, Inc., a Delaware corporation (the “Company”), and the optionee named below (“Optionee”).  Capitalized terms not defined herein shall have the meaning ascribed to them in Section 20 or, if not defined therein, in the Company’s 2014 Equity Incentive Plan (the “Plan”).

Optionee:
Social Security Number:
Optionee’s Address:

Total Option Shares:
Exercise Price Per Share:
Date of Grant:
First Vesting Date:
Expiration Date:
Type of Stock Option:	Non-Qualified Stock Option

1.                                      Grant of Option.  The Company hereby grants to Optionee an option (this “Option”) to purchase up to the total number of shares of common stock of the Company (“Common Stock”), set forth above (collectively, the “Shares”) at the Exercise Price Per Share set forth above (the “Exercise Price”), subject to all of the terms and conditions of this Agreement.

2.                                      Vesting; Exercise Period.

2.1                               Vesting of Shares.  This Option shall be exercisable as it vests and shall not be exercisable with respect to any of the Shares until the First Vesting Date.  Subject to the terms and conditions of this Agreement, this Option shall vest and become exercisable as to portions of the Shares as follows:  If Optionee has continuously provided services to the Company, or any Parent or Subsidiary of the Company from the Date of Grant through and including the First Vesting Date, then on the First Vesting Date, this Option shall become exercisable as to twenty-five percent (25%) of the Shares. This Option shall become exercisable as to an additional 2.08333% of the Shares on each monthly anniversary after the First Vesting Date, provided that Optionee has continuously provided services to the Company, or any Parent or Subsidiary of the Company, at all times during the relevant month; provided, however, that in the event that you become a party to a change of control agreement with the Company or other plan or arrangement regarding treatment of the Option in a Corporate Transaction (the “Change of Control Agreement”), the terms of the Change of Control Agreement shall be applicable to and shall govern the vesting and exercise periods of the Option and shall supersede all provisions to the contrary in this Agreement.  Optionee shall in no event be entitled under this Option to purchase a number of shares of the Company’s Common Stock greater than the Total Option Shares set forth above.

2.2                               Expiration.  This Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Section 3, provided, however, that this Option will be not be exercisable after the expiration of ten (10) years from the Date of Grant.

3.                                      Termination.

3.1                               Termination for Any Reason Except Death, Disability or Cause.  If the Optionee’s Service terminates for any reason except for Cause or the Optionee’s death or Disability, then the Optionee may exercise such Optionee’s Options only to the extent that such Options would have been exercisable by the Optionee on the date Optionee’s Service terminates no later than three (3) months after the date Optionee’s Service terminates, (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Optionee’s Service terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.

3.2                               Termination Because of Death. If the Optionee’s Service terminates because of the Optionee’s death (or the Optionee dies within three (3) months after Optionee’s Service terminates other than for Cause or because of the Optionee’s Disability), then the Optionee’s Options may be exercised only to the extent that such Options would have been exercisable by the Optionee on the date Optionee’s Service terminates and must be exercised by the Optionee’s legal representative, or authorized assignee, no later than twelve (12) months after the date Optionee’s Service terminates (or such shorter time period or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

3.3                               Termination Because of Disability.  If the Optionee’s Service terminates because of the Optionee’s Disability, then the Optionee’s Options may be exercised only to the extent that such Options would have been exercisable by the Optionee on the date Optionee’s Service terminates and must be exercised by the Optionee (or the Optionee’s legal representative or authorized assignee) no later than twelve (12) months after the date Optionee’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date Optionee’s Service terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Optionee’s Service terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.

3.4                               Termination for Cause.  If Optionee is Terminated for Cause, this Option will expire on the Optionee’s date of termination of Service, or at such later time and on such conditions as are determined by the Compensation Committee of the Company’s Board of Directors, but in any no event later than the expiration date of the Option.

3.5                               No Obligation to Employ.  Nothing in this Agreement shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Optionee’s employment or other relationship at any time, with or without Cause.

4.                                      Manner of Exercise.

4.1                               Stock Option Exercise Agreement.  To exercise this Option, Optionee (or in the case of exercise after Optionee’s death, Optionee’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company from time to time (the “Exercise Agreement”), which shall set forth, inter alia, Optionee’s election to exercise this Option, the number of shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Optionee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.  If someone other than Optionee exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

4.2                               Limitations on Exercise.  This Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise.  This Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which this Option is then exercisable.

4.3                               Payment.  Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)                                 cash; or

(b)                                 personal check, wire transfer, or a cashier’s check; or

(c)                                  cashless exercise through irrevocable directions to a securities broker approved by the Company to sell all or part of the Shares covered by this Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Option exercise price and any withholding taxes.  The balance of the sale proceeds, if any, will be delivered to Optionee.  The directions must be given by signing a special notice of exercise form provided by the Company; or

(d)                                 other method authorized by the Company (as described in Section 11 of the 2014 Equity Incentive Plan).

4.4                               Tax Withholding.  Prior to the issuance of the Shares upon exercise of this Option, the Company may require the Optionee to remit to the Company, or to the Parent or Subsidiary employing the Optionee, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax or social insurance liability legally due from the Optionee. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit the Optionee to satisfy such tax withholding obligation or any other tax liability legally due from the Optionee, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld or (d) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to the Option either through a voluntary sale or through a mandatory sale arranged by the Company.

4.5                               Issuance of Shares.  Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Optionee, Optionee’s authorized assignee, or Optionee’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

5.                                      Compliance with Laws and Regulations.  The exercise of this Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer.  Optionee understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission (“SEC”), any state securities commission or any stock exchange to effect such compliance.

6.                                      Nontransferability of Option.  This Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee.  The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Optionee.

7.                                      Tax Consequences.  Set forth below is a brief summary of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

7.1                               Exercise of Nonqualified Stock Option.  There may be a regular federal and California income tax liability upon the exercise of this Option.  Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price.  The Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

7.2                               Disposition of Shares.  If the Shares are held for more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of an NQSO, any gain realized on disposition of the Shares will be treated as long-term capital gain, as the case may be.

8.                                      Privileges of Stock Ownership.  Optionee shall not have any of the rights of a shareholder with respect to any Shares until Optionee exercises this Option and pays the Exercise Price.

9.                                      Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or the Company to the Committee for review.  The resolution of such a dispute by the Committee shall be final and binding on the Company and Optionee.

10.                               Entire Agreement.  This Agreement, the Exercise Agreement and the Change in Control Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

11.                               Notices.  Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices.  Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated above or to such other address as such party may designate in writing from time to time to the Company.  All notices shall be deemed to have been given or delivered upon:  personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission via electronic means.

12.                               Successors and Assigns.  The Company may assign any of its rights under this Agreement.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionee and Optionee’s heirs, executors, administrators, legal representatives, successors and assigns.

13.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to that body of law pertaining to choice of law or conflict of law.

14.                               Acceptance.  Optionee hereby acknowledges receipt of a copy of this Agreement.  Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of this Agreement.  Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that the Company has advised Optionee to consult a tax advisor prior to such exercise or disposition.

15.                               Modification, Extension or Renewal.  The Committee may modify, extend or renew this Option and authorize the grant of new options in substitution therefor, provided that any such action may not, without the written consent of the Optionee, impair any of such Optionee’s rights under this Option.  The Committee may reduce the Exercise Price of this Option without the consent of the Optionee affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below 85% of the Fair Market Value of the Shares on the date of grant.

16.                               Certificates.  All certificates for Shares or other securities delivered upon exercise of this Option will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

17.                               Adjustment of Shares.  In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then the Exercise Price of and the number of Shares subject to this Option will be proportionately adjusted, subject to any required action by the Board or the Optionee and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

18.                               Corporate Transactions.

18.1                                  Assumption or Replacement of Option by Successor.  In the event of a Corporate Transaction, the Option shall be assumed or an equivalent award substituted by the successor corporation (including as a “successor” any purchaser of substantially all of the assets of the Company) or a parent or subsidiary of the successor corporation. In the alternative, the successor corporation may substitute an equivalent Option or provide substantially similar consideration to the Optionee as was provided to stockholders (after taking into account the existing provisions of the Option). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Optionee, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Optionee. In the event that the successor corporation refuses to assume, convert, replace or substitute for the Option, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Agreement to the contrary, then unless the Committee otherwise determines, the Option shall have its vesting accelerate as to all shares subject to the Option immediately prior to the Corporate Transaction and then the Option will terminate. If an Option is exercisable in lieu of assumption, conversion, replacement or substitution pursuant to a Corporate Transaction, the Company shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each share of Common Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its parent entity, the Company may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject to the Option, to be solely common stock of the successor corporation or its parent entity equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

18.2                        Other Treatment of Option.  Subject to any greater rights granted to the Optionee under the foregoing provisions of this section, in the event of the occurrence of any transaction described in Section 18.1, this Option will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

19.                               Amendment or Termination of the Agreement.  The Board may at any time terminate or amend this Agreement in any respect; provided, however, that the Board will not, without the approval of the Optionee, amend this Agreement in any manner that requires Optionee’s approval.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Optionee has executed this Agreement in duplicate as of the Date of Grant.

LOXO ONCOLOGY, INC.	[NAME], OPTIONEE

By:	(Signature)

(Please print name)

(Please print title)

EXHIBIT A

NON-PLAN STOCK OPTION EXERCISE AGREEMENT

Exhibit A

LOXO ONCOLOGY

NON-PLAN STOCK OPTION EXERCISE AGREEMENT

I hereby elect to purchase the number of shares of Common Stock of Loxo Oncology, Inc. (the “Company”) as set forth below:

Optionee	Number of Shares Purchased:
Social Security Number:	Purchase Price per Share:
Address:	Aggregate Purchase Price:
Date of Option Agreement:
Type of Option: Nonqualified Stock Option	Exact Name of Title to Shares:

1.                                      Delivery of Purchase Price.  Optionee hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Option Agreement (the “Option Agreement”) as follows (check as applicable and complete):

☐                                    in cash in the amount of $                     , receipt of which is acknowledged by the Company;

☐                                    by personal check, wire transfer, or a cashier’s check in the amount of $                     , receipt of which is acknowledged by the Company; or

☐                                    a cashless exercise by directions delivered to a securities broker through a special notice of exercise form to sell all or part of the Shares covered by this Option and delivery to the Company of the sales proceeds sufficient to pay the Option exercise price and any withholding taxes, , in the amount of $                     .

2.                                      Tax Consequences.  OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE’S PURCHASE OR DISPOSITION OF THE SHARES.  OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

3.                                      Entire Agreement.  The Option Agreement and the Employment Agreement is incorporated herein by reference.  This Exercise Agreement, the Option Agreement, and the Employment Agreement constitute the entire agreement and understanding of the parties and supersede in their entirety all prior understandings and agreements of the Company and Optionee with respect to the subject matter hereof, and are governed by California law except for that body of law pertaining to choice of law or conflict of law.

Date:
Signature of Optionee

Spousal Consent

I acknowledge that I have read the foregoing Non-Plan Stock Option Exercise Agreement (the “Agreement”) and that I know its contents.  I hereby consent to and approve all the provisions of the Agreement, and agree that the shares of the Common Stock of Loxo Oncology purchased thereunder (the “Shares”) and any interest I may have in such Shares are subject to all the provisions of the Agreement.  I will take no action at any time to hinder operation of the Agreement on these Shares or any interest I may have in or to them.

Date:
Signature of Optionee’s Spouse

Spouse’s Name - Typed or Printed

Optionee’s Name - Typed or Printed